EXHIBIT 21.1

GENERAL MOTORS FINANCIAL COMPANY, INC.

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership %	State or Province of Incorporation or Organization
AmeriCredit Financial Services, Inc.	100%	Delaware
ACF Investment Corp.	100%	Delaware
AFS Funding Corp.	100%	Nevada
AFS SenSub Corp.	100%	Nevada
AFS Funding Trust	100%	Delaware
AmeriCredit Management Trust	100%	Delaware
AmeriCredit Consumer Discount Company	100%	Pennsylvania
AmeriCredit MTN Corp. V	100%	Delaware
AmeriCredit MTN Receivables Trust V	100%	Delaware
General Motors Financial of Canada Ltd.	100%	Ontario
AFS Management Corp.	100%	Nevada
AmeriCredit Funding Corp. XI	100%	Delaware
AmeriCredit Syndicated Warehouse Trust	100%	Delaware
AmeriCredit Consumer Loan Company, Inc.	100%	Delaware
ACAR Leasing Ltd.	100%	Delaware
APGO Trust	100%	Delaware
Bay View Deposit Corporation	100%	Delaware
ALBI Trust	100%	Delaware
ALC Leasing Ltd.	100%	Delaware
Long Beach Acceptance Receivables Corp.	100%	Delaware
GM Financial Canada Leasing Ltd.	100%	Ontario
FinanciaLinx Corporation	100%	Ontario
GMF Leasing LLC	100%	Delaware
GMF Leasing Warehouse Trust	100%	Delaware